Exhibit 99.1

Confidential Settlement Proposal Subject To FRE 408 Not Admissible In Any Proceeding ABS Walk Supplement July 10, 2020

HVF ABS WALK FROM 5/31 TO 12/31

Proposed base rent payment:

- $650M over July 1 to December 31

($ in millions)		*5/31 - 12/31 Adjustments*							*Pro Forma*
	5/31/2020	Sell Cars	(G)/L on Sale	ABS Book Depreciation	Casualty	Collect & Remit Cash	Interest Payment	Lease Payment	12/31/2020
Risk Vehicle Count	*454,728*	*(154,903)*							*299,825*
Program Vehicle Count	*37,793*	*(27,618)*							*10,175*
Total Vehicles	*492,521*	*(182,521)*							*310,000*
ABS NBV - Risk	$9,280	($2,899)		($1,401)	($112)				$4,868
ABS NBV - Program	$1,451	($966)		($64)					$421
OEM A/R	$278					($278)			$0
Cash	$137					($137)			$0
Fleet Asset Balance	**$11,147**								**$5,290**
ABS Note Prin Bal	**$10,172**	($3,864)	($282)			($416)		($650)	**$4,960**
Over Collateralization	$975								$329
Letter of Credit	$275						($110)		$165
Loan to Value	***89.1%***								***90.9%***

Note: Borrowing base reduction reflects vehicles identified as sold or otherwise made ineligible, but does not fully reflect the realization of cash in the period due to timing differences inherent in the cash reconciliation process for disposition proceeds received into the Collateral Account. All casualty amounts to be treated as a superpriority administrative claim that will accrue interest and be pari passu with any DIP financing claim and will be protected by a lien carve-out with respect to any DIP financing claim.

Confidential Settlement Proposal
Subject To FRE 408
Not Admissible In Any Proceeding

1

PRIVILEGED & CONFIDENTIAL ATTORNEY WORK PRODUCT Vehicle Disposition Schedule TARGETS Jun-20 37,353 11,349 $541 $401 Month Risk cars sold Prgm cars ren1me<l Risk car proceeds Prgm car NBV reduction Jul-20 36,524 1,621 $547 $50 Aug-20 27,616 3,821 $664 $123 Sep-20 15,438 5,704 $329 $218 Oc.t-20 15,450 1,125 $375 $40 Nov-20 15,433 1,775 $325 $61 Dec-20 7,089 2,223 $116 $73 Total 154,903 27,618 $2,899 $966 31,437 21,142 17,208 Total cars sold 48,702 38,145 16,575 9,312 182,521 Total car Eroceeds {w/o Ga in2 $942 $68 $598 $117 $787 $40 $547 $36 $416 $4 $386 $13 $189 $3 $3,864 $282 Total car Eroceeds {w Gain2 $1,010 $714 $827 $584 $420 $399 $192 $4,146

PRIVILEGED & CONFIDENTIAL ATTORNEY WORK PRODUCT June 2020 Vehicle Disposition Report

PRIVILEGED & CONFIDENTIAL ATTORNEY WORK PRODUCT Support for Proposed Retail Cost Recovery Period Total ($) Jan '19 Feb '19 Mar '19 Apr '19 May '19 Jun '19 Jul '19 Aug '19 Sep '19 Oct '19 Nov '19 Dec '19 858 878 795 1,047 830 866 897 843 1,094 935 862 896 895 1,022 776 1,215 914 971 911 FY 2019 Jan '20 Feb '20 Mar '20 Apr '20 YTD 2020 2019-2020